CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No.136 to the registration statement on Form N-1A (File No. 811-07237) (Registration Statement) of our report dated October 9, 2013, relating to the financial statements and financial highlights of Putnam International Capital Opportunities Fund, a series of Putnam Investment Funds, which appear in such Registration Statement. We also consent to the references to us under the headings Financial highlights and Auditors and Financial Statements in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 23, 2013